UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)  September 13, 2001
                                                            ------------------
                                                           (September 13, 2001)
                                                            ------------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item 9.  Regulation FD Disclosure

The following is a press release issued by the Company on September 13, 2001 and is being filed herewith as a Regulation FD Disclosure.

                PNM Declares Common and Preferred Stock Dividend

Albuquerque, N.M., September 13, 2001 -- The Board of Directors of PNM, Public Service Company of New Mexico (NYSE:PNM), has declared the regular quarterly dividend of $0.20 per share on common stock and $1.145 per share on the 4.58 percent series of cumulative preferred stock.

The indicated annual common stock dividend rate of 80 cents per share is unchanged from the previous quarter. The dividend is payable November 16, 2001 to shareholders of record on November 2, 2001.

The dividend on the preferred stock is payable October 15, 2001, to shareholders of record on October 1, 2001.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                   (Registrant)


Date:  September 13, 2001                        /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)



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